Exhibit 99.1

Important Information About Pamrapo Bancorp, Inc.’s Special Meeting of Stockholders

BAYONNE, NJ—(MARKET WIRE)—December 17, 2009— Pamrapo Bancorp, Inc. (NASDAQ: PBCI) announced that the stockholder vote on the adoption of Pamrapo’s merger agreement with BCB Bancorp, Inc. may not take place on Tuesday, December 22, 2009, as planned. As of the date of this press release, stockholders should assume that, subject to further court proceedings, there will be no stockholder meeting on December 22, 2009 and plan accordingly.

On December 16, 2009, the Superior Court of New Jersey, Hudson County, Chancery Division, in connection with the lawsuit filed by William J. Campbell, entered an Order enjoining Pamrapo from conducting its special meeting of stockholders on December 22, 2009 and ordering that the special meeting be conducted on February 11, 2010. The Order addresses only William Campbell’s injunctive relief claim, and the Court did not reach any conclusions on the merits of his remaining claims.

Pamrapo immediately sought emergency relief from the Superior Court of New Jersey, Appellate Division, and the appellate court granted Pamrapo’s request to be heard on this matter. Pamrapo is seeking to modify the Order to convene the special meeting on December 22, 2009 for the sole purpose of adjourning it to February 11, 2010 in order to preserve its November 6, 2009 record date. Alternatively, Pamrapo is seeking to vacate the Order in its entirety. Pamrapo anticipates a decision by the appellate court on or before December 22, 2009.

The appellate court can:

•	Deny Pamrapo’s requested relief in its entirety, in which case there will be no special meeting on December 22, 2009;

•

Grant Pamrapo’s request to convene the special meeting for the purpose of adjourning it, in which case there will be a special meeting on December 22, 2009 for the sole purpose of adjourning it to a later date; or

•	Grant Pamrapo’s request to vacate the Order, in which case the special meeting to vote on the proposed merger with BCB may occur as scheduled on December 22, 2009.

Pamrapo will continue to update stockholders regarding the special meeting. Further communications with Pamrapo stockholders on or before December 22, 2009 regarding the timing of the special meeting will be made by press release.

Pamrapo is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates ten branch offices in Bayonne, Hoboken, Jersey City and Monroe, New Jersey.

Forward-Looking Statements

This press release contains certain forward-looking statements. These statements speak only as of the date they are made. The company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Pamrapo and BCB, increased competitive pressures, the outcome of the stockholder litigation, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Pamrapo is engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Pamrapo files with the Securities and Exchange Commission (the “SEC”).

Additional Information about the Merger and Where to Find It

Pamrapo and BCB filed with the SEC a joint proxy statement/prospectus regarding the proposed merger on November 12, 2009. STOCKHOLDERS OF PAMRAPO AND BCB ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The joint proxy statement/prospectus was mailed to stockholders of Pamrapo and BCB. Stockholders may also obtain the joint proxy statement/prospectus and other documents that are filed by Pamrapo and BCB with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, stockholders may obtain free copies of the documents filed by the companies with the SEC by written request directed to the Corporate Secretary, BCB Bancorp, Inc., 104-110 Avenue C, Bayonne, New Jersey 07002 or by visiting the BCB website at www.bcbbancorp.com, with respect to documents filed by BCB, and by written request directed to the Secretary, Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002 or by visiting the Pamrapo website at www.pamrapo.com, with respect to documents filed by Pamrapo.

Pamrapo and BCB, and their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding Pamrapo and BCB’s directors and executive officers and their interests is set forth in the joint proxy statement/prospectus.

Read the joint proxy statement/prospectus carefully before making a decision concerning the merger.

For further information contact:

Kenneth D. Walter

Vice President, Treasurer and Chief Financial Officer,

and Interim President and Chief Executive Officer

Pamrapo Bancorp, Inc.

(201) 339-4600